EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-20611, No. 33-30455, No. 33-58104, No. 33-58106, No. 33-56329, No. 333-44631, No. 333-95743, No. 333-121275 and 333-131404) and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of our reports dated September 28, 2006 related to the consolidated financial statements and financial statement schedule, which appear in Baldwin Technology Company, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2008.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Stamford, Connecticut
February 18, 2009